Exhibit 99.1

Contacts:	Sam Gradess
Chief Financial Officer
Alloy, Inc.
212/244-4307

For immediate release:

ALLOY RECEIVES AUTOMATIC DELISTING NOTICE FROM NASDAQ DUE TO LATE 10-K FILING
Company has Requested Hearing; Delisting will be Stayed Pending the Hearing;
Late Filing Condition Expected to be Resolved by May 14, 2004

     New York, NY – May 11, 2004 - Alloy, Inc. (Nasdaq:ALOY), a media, marketing services, direct marketing and retail company targeting the dynamic Generation Y population, today announced that, because of its previously announced late filing of its Annual Report on Form 10-K for its fiscal year ended January 31, 2004 by the extended due date of April 30, 2004, it has received a letter from the Nasdaq staff indicating that Alloy is not in compliance with the filing requirements for continued listing on Nasdaq as set forth in Nasdaq Marketplace Rule 4310(c)(14). The Company’s understanding is that this letter automatically is sent out by the Nasdaq staff when a late filing occurs. As stated in the Nasdaq letter, the Company’s common stock is subject to delisting from the Nasdaq Stock Market because of such late filing. The Company has requested a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) to review the Staff determination, and the delisting proceedings have been stayed automatically pending the results of that hearing. The Company expects to be in compliance with the Nasdaq listing requirements by the hearing date and therefore anticipates that the Company’s request for continued listing will be granted, although no assurance can be given that the Panel will grant the Company’s request.

     The Company further reiterated its goal, announced on May 3, 2004, to complete and file its Form 10-K within the next two weeks (i.e., by May 14, 2004) and thus regain compliance with the requirements for continued listing on Nasdaq upon filing. The Company is continuing to work diligently to complete and file its Form 10-K, to comply with applicable rules, and to cooperate with Nasdaq.

About Alloy

     Alloy, Inc. is a media, marketing services, direct marketing and retail company targeting Generation Y, a key demographic segment comprising the more than 60 million boys and girls in the United States between the ages of 10 and 24. Alloy’s convergent media model uses a wide range of media assets to reach more than 25 million Generation Y consumers each month. Through Alloy’s 360 Youth media and marketing services unit, marketers can connect with the Generation Y audience through a host of advertising and marketing programs incorporating Alloy’s media and marketing assets such as direct mail catalogs, college and high school newspapers, Web sites, school-based media boards, college guides, and sponsored on- and off-campus events. Alloy generates revenue from its broad reach in the Generation Y community by providing marketers advertising and marketing services through 360 Youth and by selling apparel, accessories, footwear, room furnishings and action sports equipment directly to the youth market through catalogs, Web sites and retail stores. For further information regarding Alloy, please visit our Web site (www.alloyinc.com) and click on “Investor Relations”. Information on 360 Youth’s marketing services can be found at www.360youth.com.

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others, our ability to: increase revenues, generate high margin sponsorship and multiple revenue streams, increase visitors to our Web sites (www.alloy.com, www.ccs.com, and www.danscomp.com) and build customer loyalty; develop our sales and marketing teams and capitalize on these efforts, develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: our competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in our annual report on Form 10-K for the year ended January 31, 2003, as amended, which is on file with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results or to changes in management’s expectations, except as may be required by law.

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